Exhibit 99.3

UBS Warburg LLC 1999 Avenue of the Stars Los Angeles, California 90067 Telephone 310 556-6700

        We hereby consent to the use of our name and to the description of our opinion letter, dated June 10, 2002, under the captions "SUMMARY—Opinion of Univision's financial advisor", "THE MERGER—Opinion of Univision's Financial Advisor", "THE MERGER—Background of the Merger" in, and to the inclusion of such opinion letter as Annex B to, the joint proxy statement/prospectus of Univision Communications Inc. and Hispanic Broadcasting Corporation, which joint proxy statement/prospectus is part of the Registration Statement on Form S-4 of Univision Communications Inc. By giving such consent we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

UBS WARBURG LLC
By:	/s/ BURKE SMITH Burke Smith Executive Director	By:	/s/ MICHELE MIYAKAWA Michele Miyakawa Director

Los Angeles, California
August 23, 2002